Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 20, 2018, with respect to the financial statements of Tenneco 401(k) Retirement Savings Plan included in the Annual Report on Form 11-K for the year ended December 31, 2017, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Chicago, Illinois

March 27, 2019